                                        BYLAWS

                            for the regulation, except as
                           otherwise provided by statute or
                         the Certificate of Incorporation, of

                         CINERGI PICTURES ENTERTAINMENT INC.
                     (FORMERLY KNOWN AS CINERGI PRODUCTIONS INC.)

                                a Delaware corporation

                                  TABLE OF CONTENTS
Article I                      GENERAL PROVISIONS
    Section 1.01   PRINCIPAL EXECUTIVE OFFICE.......................  1
    Section 1.02   NUMBER OF DIRECTORS..............................  1
    Section 1.03   REGISTRATION OF SHARES...........................  1

ARTICLE II                   SHARES AND STOCKHOLDERS
    Section 2.01   SHARE CERTIFICATES...............................  1
         A.        IN GENERAL.......................................  1
         B.        FORM OF CERTIFICATES.............................  2
         C.        FRACTIONAL SHARE INTERESTS.......................  2
    Section 2.02   TRANSFER OF CERTIFICATES.........................  2
    Section 2.03   LOST CERTIFICATES................................  3
    Section 2.04   MEETINGS OF STOCKHOLDERS.........................  3
         A.        PLACE OF MEETINGS................................  3
         B.        ANNUAL MEETINGS..................................  3
         C.        SPECIAL MEETINGS.................................  3
         D.        NOTICE OF MEETINGS...............................  3
         E.        ADJOURNED MEETINGS AND NOTICE THEREOF............  4
         F.        WAIVER OF NOTICE.................................  4
         G.        QUORUM/MAJORITY VOTE.............................  4
         H.        CONDUCT OF MEETINGS..............................  4
         I.        NOMINATIONS FOR DIRECTORS........................  4
    Section 2.05   ACTION WITHOUT A MEETING.........................  5
    Section 2.06   VOTING OF SHARES.................................  5
         A.        IN GENERAL.......................................  5
         B.        SECRET VOTING BY BALLOT..........................  5
         C.        VOTING OF SHARES BY CERTAIN HOLDERS..............  5
    Section 2.07   PROXIES..........................................  6
    Section 2.08   INSPECTORS OF ELECTION...........................  6
         A.        APPOINTMENT......................................  6
         B.        DUTIES...........................................  6
    Section 2.09   RECORD DATE......................................  7

Article III                  DIRECTORS
    Section 3.01   POWERS...........................................  7
    Section 3.02   COMMITTEES OF THE BOARD..........................  7
    Section 3.03   ELECTION AND TERM OF OFFICE......................  8
    Section 3.04   VACANCIES........................................  8
    Section 3.05   REMOVAL..........................................  9
    Section 3.06   RESIGNATION......................................  9
    Section 3.07   MEETINGS OF THE BOARD............................  9
         A.        REGULAR MEETINGS.................................  9
         B.        ORGANIZATION MEETINGS............................  9
         C.        SPECIAL MEETINGS.................................  9
         D.        NOTICE OF ADJOURNMENT............................  9
         E.        PLACE OF MEETING................................. 10
         F.        PRESENCE BY CONFERENCE TELEPHONE CALL............ 10
         G.        QUORUM/VOTING.................................... 10
         H.        WAIVER OF NOTICE................................. 10
    Section 3.08   ACTION WITHOUT MEETING........................... 10
    Section 3.09   FEES AND COMPENSATION............................ 10
    Section 3.10   INTERESTED DIRECTORS............................. 10

                                         (i)

Article IV                   OFFICERS
    Section 4.01   OFFICERS......................................... 11
    Section 4.02   ELECTIONS........................................ 11
    Section 4.03   OTHER OFFICERS................................... 11
    Section 4.04   REMOVAL.......................................... 11
    Section 4.05   RESIGNATION...................................... 11
    Section 4.06   VACANCIES........................................ 11
    Section 4.07   CHAIRMAN OF THE BOARD............................ 11
    Section 4.08   PRESIDENT........................................ 12
    Section 4.09   SECRETARY........................................ 12
    Section 4.10   CHIEF FINANCIAL OFFICER.......................... 12
    Section 4.11   TREASURER........................................ 12
    Section 4.12   VICE PRESIDENT................................... 12

Article V                    INDEMNIFICATION AND INSURANCE

Article VI              MISCELLANEOUS
    Section 6.01   BOOKS OF ACCOUNT AND PROCEEDINGS................. 13
    Section 6.02   RIGHTS OF INSPECTION............................. 13
         A.        BY STOCKHOLDERS.................................. 13
         B.        BY DIRECTORS..................................... 14
    Section 6.03   CHECKS, DRAFTS, ETC.............................. 14
    Section 6.04   AUTHORITY TO EXECUTE CONTRACTS................... 14
    Section 6.05   REPRESENTATION OF SHARES OF OTHER CORPORATIONS... 14
    Section 6.06   CONSTRUCTION AND DEFINITIONS..................... 14
    Section 6.07   REIMBURSEMENT OF DISALLOWED COMPENSATION......... 14

Article VII                  AMENDMENTS
    Section 7.01   POWER OF STOCKHOLDERS............................ 15
    Section 7.02   POWER OF DIRECTORS............................... 15

Article VIII                 EMERGENCY PROVISIONS
    Section 8.01   GENERAL.......................................... 15
    Section 8.02   UNAVAILABLE DIRECTORS............................ 15
    Section 8.03   AUTHORIZED NUMBER OF DIRECTORS................... 15
    Section 8.04   QUORUM........................................... 16
    Section 8.05   CREATION OF EMERGENCY COMMITTEE.................. 16
    Section 8.06   CONSTITUTION OF EMERGENCY COMMITTEE.............. 16
    Section 8.07   POWERS OF EMERGENCY COMMITTEE.................... 16
    Section 8.08   DIRECTORS BECOMING AVAILABLE..................... 16
    Section 8.09   ELECTION OF BOARD................................ 16
    Section 8.10   TERMINATION OF EMERGENCY COMMITTEE............... 17

                                         (ii)

                                        BYLAWS

                   for the regulation, except as otherwise provided
                    by statute or the Certificate of Incorporation


                                          of

                         CINERGI PICTURES ENTERTAINMENT INC.
                     (formerly known as CINERGI PRODUCTIONS INC.)



                                      ARTICLE I

                                  GENERAL PROVISIONS

Section 1.01  PRINCIPAL EXECUTIVE OFFICE

         The principal executive office of the corporation shall be located at 2308 Broadway, Santa Monica, California 90404-2916. The Board of Directors shall have the power to change the principal office to another location and may fix and locate one or more subsidiary offices at any place.

Section 1.02  NUMBER OF DIRECTORS

         A. The affairs of the corporation shall be managed by a Board of Directors (the "Board") consisting of not less than three (3) nor more than twenty (20) directors. Directors need not been Stockholders or citizens or residents of the United States.

         B. The exact number of directors within the limits specified shall be six (6) until changed by an amendment to these Bylaws duly adopted by the Board or by the Stockholders.

Section 1.03  REGISTRATION OF SHARES

         The corporation shall recognize each person registered in its stock ledger as the exclusive owner and holder of the shares registered in his or her name as the "Stockholder" for all purposes hereunder with the exclusive rights INTER ALIA to vote the shares, to receive dividends declared with respect to the shares, to transfer the shares to others, and to exercise any other rights of Stockholders. The corporation shall have no obligation to recognize any equitable or other claim or interest in any shares on the part of any person or persons other than the registered owner, as set forth in the stock ledger, whether or not the corporation shall have any notice thereof, except as may otherwise be provided by the laws of the State of Delaware. "Shares" for purposes hereof, shall mean shares of the corporation's stock authorized by its Certificate of Incorporation and registered in the stock ledger as issued and outstanding, including any one or more classes of stock so authorized, and whether or not such share is deemed to have voting or other privileges.

                                      ARTICLE II

                               SHARES AND STOCKHOLDERS

Section 2.01  SHARE CERTIFICATES

         A.   IN GENERAL

              The corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed by or in the name of the corporation by the Chairman or Vice Chairman of the

                                         1.

Board or the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and shall state the name of the record owner thereof and represent the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         B.   FORM OF CERTIFICATES

              There shall be set forth on the face or back of a certificate which the corporation shall issue to represent a class or series of stock one of the following:

              1. A statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights; or

              2. A summary of the statement described in Subsection 2.01(B)(1) above.

If a security of the corporation is subject to a restriction on the transfer or registration thereof, such restriction shall be noted, in writing, conspicuously upon the certificate representing the security.

         C.   FRACTIONAL SHARE INTERESTS

              The corporation may, but shall not be required to, issue certificates representing a fraction of a share and, in this event, the holder thereof shall have the rights appurtenant to ownership of that interest in the corporation. If the corporation elects not to issue certificates representing a fraction of a share to the persons entitled thereto, it shall, at its election, either:

              1. Arrange for disposition of the fractional interest by those entitled thereto.

              2. Pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

              3. Issue scrip or warrants in registered or bearer form which entitles the holder to receive a full share upon surrender of such scrip or warrants aggregating one or more full shares, which scrip or warrants may, if the Board elects, either become (i) void if not so surrendered on or before a specified date, or (ii) subject to such other conditions or limitations as may be designated by the Board.

Section 2.02  TRANSFER OF CERTIFICATES

         Where a certificate for shares is presented to the corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the corporation is under a duty to register the transfer, cancel the certificate presented, and issue a new certificate if:

         A. The certificate is endorsed or the instructions originated by the appropriate person or persons;

         B. Reasonable assurance is given that those endorsements or instructions are genuine and effective;

         C. The corporation has no duty to inquire into adverse claims or has discharged any such duty;

         D. Any applicable law relating to the collection of taxes has been compiled with; and

         E.   The transfer is in fact rightful or is to a bona fide purchaser.

                                         2.

Section 2.03  LOST CERTIFICATES

         Where a certificate is alleged to have been lost, destroyed or stolen, the corporation shall issue a new certificate in place of the original if the owner:

         A. So requests, in writing, before the corporation has notice that the certificate has been acquired by a bona fide purchaser; and

         B. If so requested by the Board, gives the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or theft of such certificate or the issuance of such new certificate.

Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in a judgment in an action brought in a court of appropriate jurisdiction.

Section 2.04  MEETINGS OF STOCKHOLDERS

         A.   PLACE OF MEETINGS

              Meetings of Stockholders shall be held at any place within or without the State of Delaware designated by the Board. In the absence of any such designation, Stockholders' meetings shall be held at the principal executive office of the corporation.

         B.   ANNUAL MEETINGS

              An annual meeting of the Stockholders of the corporation shall be held for the election of directors on the date and at the time fixed, from time to time, by the Board. The first annual meeting shall be held on a date within thirteen (13) months after the organization of the corporation and each subsequent annual meeting shall be held on a date within thirteen (13) months after the immediately preceding annual meeting. Any other proper subject for Stockholder consideration may be transacted which may be presented at the meeting, whether or not included in the notice of the meeting.

         C.   SPECIAL MEETINGS

              Special meetings of the Stockholders may be called by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than twenty-five percent (25%) of the votes at the meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of Stockholders, the officer forthwith shall cause notice to be given to the Stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

         D.   NOTICE OF MEETINGS

              1. Except to the extent otherwise provided by applicable law or unless lapse of time shall be waived, written notice of any Stockholders' meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote thereat. Each notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting may be accompanied by any additional documents, statement or information which may be selected by the persons calling the meeting or which may be prescribed by any applicable law or regulation.

                                          3.

              2. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         E.   ADJOURNED MEETINGS AND NOTICE THEREOF

         Any meeting of Stockholders may be adjourned from time to time by a vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a Stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         F.   WAIVER OF NOTICE

              The transactions of any meeting of Stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. No Stockholder may object to any failure to comply with the provisions of this Section if either (i) at any time before or after the meeting he exercises a written waiver of notice or (ii) he attends one meeting in person or by proxy, except if he attends solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of Stockholders. All such waiver, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         G.   QUORUM/MAJORITY VOTE

         Except as otherwise provided by the laws of the State of Delaware, a majority of shares entitled to vote, present in person, or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the voting shares represented at the meeting and entitled to vote on any matters shall be the act of the Stockholders, unless the vote of a greater number, or voting by classes, is required by law or under the Certificate of Incorporation of the corporation. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

         H.   CONDUCT OF MEETINGS

              Meetings of Stockholders shall be presided over by one of the following officers in the following order by seniority, if present and acting:
Chairman of the Board, Vice Chairman of the Board, if any, the President or any Vice President selected in the order of chronological age. The Secretary of the corporation or, in his or her absence, any Assistant Secretary shall act as Secretary of the meeting. In lieu of the foregoing persons, the Board may designate a Chairman and/or Secretary at any meeting of the Stockholders. All meetings shall be conducted by reference to Roberts Rules of Order or other parliamentary system selected by the chairman of the meeting and not inconsistent with these Bylaws, the Certificate of Incorporation or any applicable law.

         I.   NOMINATIONS FOR DIRECTORS

              Nominations for the election of directors may be made at any meeting at which directors are to be selected by the Board or its designees or by any Stockholder entitled to vote for directors generally at that

                                         4.

meeting. Nomination may be made by Stockholders only if written notice thereof is given to the Secretary of the corporation at least ten (10) days in advance of the meeting or two (2) days after service of the notice of the meeting (whichever shall occur last). Said notice should identify the person or persons whom the Stockholder wishes to nominate and give the residential address of the nominee and the nominee's business qualifications for such position. The chairman of the meeting may refuse to acknowledge any nominations not made in accordance with the foregoing procedure or in accordance with applicable law.

Section 2.05  ACTION WITHOUT A MEETING

         Any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice, and without a vote, if the consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery (by hand or by certificate and registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the corporation. Where the approval of Stockholders is given without a meeting by less than unanimous written consent, the Secretary shall give prompt notice of the approved corporate action to those Stockholders who have not consented in writing. Such notice shall be given in the same manner as notice of Stockholders' meetings. Any such written consents shall be filed with the minutes of proceedings of the Stockholders, and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the Stockholders at any annual or special meeting thereof.

Section 2.06  VOTING OF SHARES

         A.   IN GENERAL

              Except as may otherwise be prescribed by the provisions of the Certificate of Incorporation, each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the applicable law in the State of Delaware prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation or these Bylaws.

         B.   SECRET VOTING BY BALLOT

              Elections for directors and voting in other matters need not be by secret ballot until any Stockholder demands voting by secret ballot on the applicable issues at the meeting and before the voting begins.

         C.   VOTING OF SHARES BY CERTAIN HOLDERS

              Shares of capital stock of the corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

              Shares of capital stock of the corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

              A Stockholder whose shares of capital stock of the corporation are pledged shall be entitled to vote such shares unless on the transfer books of the corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

                                         5.

              Shares of capital stock of the corporation belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the corporation, shall not be voted at any meeting of Stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 2.06C shall be construed to limit the right of the corporation to vote shares of capital stock of the corporation held by it in a fiduciary capacity.

Section 2.07  PROXIES

         Every person entitled to vote for directors or any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Stockholder or Stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing signed by the person and delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the law applicable in the State of Delaware.

Section 2.08  INSPECTORS OF ELECTION

         A.   APPOINTMENT

              The Board shall, in advance of any meeting of Stockholders, appoint one or more inspectors (individually an "Inspector" and collectively, the "Inspectors") to act at such meeting and make a written report thereof. The Board may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of an Inspector with strict impartiality and according to the best or his or her ability.

         B.   DUTIES

              The Inspectors shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each, (ii) determine the shares of capital stock of the corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

              The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any Stockholder shall determine otherwise.

              In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a Stockholder of record to cast or more votes than such Stockholder holds

                                         6.

of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at any time they make their certification pursuant to this Section 2.08(B), shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

Section 2.09  RECORD DATE

         In order that the corporation may determine the Stockholders entitled to notice or of to vote at any meeting or entitled to express consent to any corporate action without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any such action. If no record date is fixed:

         A. The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         B. The record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered (by hand or by certified or registered mail, return receipt requested) to the corporation's registered agent in the State of Delaware, its principal place of business, or to the Secretary.

         C. The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting unless the Board fixed a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the stock list or the books of the corporation, or to vote in person or by proxy at any meeting of Stockholders.

                                     ARTICLE III

                                      DIRECTORS

Section 3.01  POWERS

         Subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 3.02  COMMITTEES OF THE BOARD

         The Board may, by resolution adopted by a majority of the who Board designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board. The Board may designate one
(1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a

                                         7.

committee, the member or members thereof present at any meeting and not disqualified from voting, whether a quorum or not, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the applicable law in the State of Delaware, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the corporate seal to be affixed to all papers which may require it, but no such committee shall have the power or authority with respect to:

         A. Amending the Certificate of Incorporation (except that a committee may, to the extent provided in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of shares for, shares of any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares in any series).

         B. Adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law.

         C. Recommending to the Stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets.

         D. Recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution.

         E.   Amending the Bylaws of the Corporation.

         F. Unless the resolutions, Bylaws, of Certificate of Incorporation expressly so provide, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

Section 3.03  ELECTION AND TERM OF OFFICE

         The directors shall be elected at each annual meeting of Stockholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of Stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected and qualified.

Section 3.04  VACANCIES

         A vacancy or vacancies in the Board shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the Stockholders fail, at any annual or special meeting of Stockholders, at which any director or directors are elected, to elect to fill the full authorized number of directorships. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected. A vacancy on the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present. The Stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Insofar as a director or directors are elected by a class or series of stock, vacancies or newly created directorships are to be filled only by the remaining director or directors elected by such class or series or by the vote of a majority of the shares of such class or series.

                                         8.

Section 3.05  REMOVAL

         Subject to the rights of any shares having a preference over the Common Stock of the corporation as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of a majority of the combined voting power of all then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

Section 3.06  RESIGNATION

         Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary of the Board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time the Board or the Stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

Section 3.07  MEETINGS OF THE BOARD

         A.   REGULAR MEETINGS

              Regular meetings of the Board shall be held at such time and place within or without the State of Delaware as may be determined from time to time by resolution of the Board or by written consent of all members of the Board or in these Bylaws. Regular meetings shall be held upon oral or written notice given by any means in sufficient time for the convenient assembly of directors; forty-eight (48) hours' notice delivered by mail or twelve (12) hours' notice delivered personally or by telephone, telegraph or telecopier or other similar means shall be deemed sufficient for the foregoing purpose. Any notice shall state the date, place and hour of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         B.   ORGANIZATION MEETINGS

              Immediately following each annual meeting of Stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meetings is hereby dispensed with.

         C.   SPECIAL MEETINGS

              Special meetings of the Board for any purpose or purposes shall be called at any time or place by the Chairman of the Board or the President or by any Vice President or the Secretary or any two directors. Special meetings shall be held upon oral or written notice given by any means in sufficient time for the convenient assembly of directors; forty-eight (48) hours' notice delivered by mail or twelve (12) hour' notice delivered personally or by telephone or telegraph or other similar means shall be deemed sufficient for the foregoing purpose. Any notice shall state the date, place and hour of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         D.   NOTICE OF ADJOURNMENT

              A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment, in the same manner set forth above for special meetings in Section 3.07.C.

                                         9.

         E.   PLACE OF MEETING

              Meetings of the Board may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.

         F.   PRESENCE BY CONFERENCE TELEPHONE CALL

              Members of the Board or any committee designated by the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear each other. Such participation constitutes presence in person at such meeting.

         G.   QUORUM/VOTING

              A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment, in the same manner as set forth above for special meetings in
Section 3.07.C. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number be required by law, by the Certificate of Incorporation or by the provisions of these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         H.   WAIVER OF NOTICE

              Whenever notice is required to be given to any director pursuant to Delaware law, the corporation's Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express and sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.08  ACTION WITHOUT MEETING

         Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or any committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes or proceedings of the Board or committee, as the case may be.

Section 3.09  FEES AND COMPENSATION

         Directors and members of the committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board.

Section 3.10  INTERESTED DIRECTORS

         The presence of a director, who is directly or indirectly a party in a contract or transaction with the corporation, or between the corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or

                                         10.

transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the Delaware General Corporation Law.

                                      ARTICLE IV

                                       OFFICERS

Section 4.01  OFFICERS

         The officers of the corporation shall consist of a Chairman of the Board or President, or both, a Secretary, a Chief Financial Officer, and such additional officers as may be elected or appointed in accordance with Section
4.03 of these Bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

Section 4.02  ELECTIONS

         All officers of the corporation, except such officers as may be otherwise appointed in accordance with Section 4.03, shall be chosen by the Board, and each shall hold his office until he shall resign or be removed or is otherwise disqualified to serve, or until his successor is chosen and qualified.

Section 4.03  OTHER OFFICERS

         The Board, at their discretion, may appoint, or empower the President to appoint, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the President may from time to time determine.

Section 4.04  REMOVAL

         Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board, by any officer upon whom such power or removal may be conferred by the Board (subject, in each case, to the rights, if any, of an officer under contract of employment).

Section 4.05  RESIGNATION

         Any officer may resign at any time by giving written notice to the Board or to the President, or to the Secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06  VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in these Bylaws for regular appointments to such office.

Section 4.07  CHAIRMAN OF THE BOARD

         The Board may choose a Chairman of the Board from among its members. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 4.08 below. The Chairman of the Board shall hold office until the organization

                                         11.

meeting of the Board next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal.

Section 4.08  PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the general manager and Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be ex-officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 4.09  SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of Stockholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the directors' or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its Stockholders giving the names and addresses of all Stockholders and the number and class of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. This information may be kept in written form or in any other form capable of being converted into written form.

         The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 4.10  CHIEF FINANCIAL OFFICER

         The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

Section 4.11  TREASURER

         The Treasurer shall keep or cause to be kept the books and records of account as provided for and in accordance with Section 6.01.B of these Bylaws. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Section 4.12  VICE PRESIDENT

         In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President

                                         12.

and when so acting shall have all the powers of, and be subject to the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them.

                                      ARTICLE V

                            INDEMNIFICATION AND INSURANCE

         The corporation shall, to the fullest extend permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Expenses incurred by any such person in connection with a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts, upon such terms and conditions as the Board of Directors deems appropriate, if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

                                      ARTICLE VI

                                    MISCELLANEOUS

Section 6.01  BOOKS OF ACCOUNT AND PROCEEDINGS

         The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its Stockholders, Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 6.02  RIGHTS OF INSPECTION

         A.   BY STOCKHOLDERS

              1.   RECORD OF STOCKHOLDERS

              The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at such place as specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. Further, any Stockholder in person or by attorney or other agent, upon written demand under oath stating the purposes thereof, has the right, during usual business hours, to inspect for any proper purpose the corporation's list of Stockholders. Such Stockholder has the right to make copies or extracts therefrom. A proper purpose for this Section 6.02.A shall mean a purpose reasonably related to such person's interest as a Stockholder.
In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be

                                         13.

directed to the corporation at its principal place of business. The corporation shall either permit the right to inspection or reply to the written demand within five (5) business days of receiving the demand.

              2.   CORPORATE RECORDS

                   Any Stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during business hours to inspect for any proper purpose the accounting books and records and minutes of proceedings of the Stockholders and the Board and committees of the Board. This right of inspection shall also extend to the records of any subsidiary of the corporation.

         B.   BY DIRECTORS

              Every director shall have the right at any reasonable time to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 6.03  CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04  AUTHORITY TO EXECUTE CONTRACTS

         The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and subject to the applicable laws of the State of Delaware. Such authority may be general or confined to specific instances and, unless so authorized by the Board, no officer, agent or employee shall have the power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose of to any amount.

Section 6.05  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The Chairman of the Board, if any, President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.06  CONSTRUCTION AND DEFINITIONS

         Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the corporation laws of the State of Delaware shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

Section 6.07  REIMBURSEMENT OF DISALLOWED COMPENSATION

         Any payments made to an officer or director of the corporation including, but not limited, to payments of compensation, interest, rent or reimbursement for expenses, which payments are disallowed to the corporation in whole or in part by the Internal Revenue Service as a deductible business expense, shall, at the option of the corporation, be reimbursed by such officer or director to the corporation to the full extent of the amount so

                                         14.

disallowed. Any officer or director of the corporation who shall have received payment of any such amounts so disallowed shall promptly, on demand, reimburse the corporation for same. The corporation may withhold the amount of any such disallowance with respect to payment to any given officer or director from the future compensation or other payments which may be due or become due to such officer or director, if he does not reimburse the corporation on demand.

                                     ARTICLE VII

                                      AMENDMENTS

Section 7.01  POWER OF STOCKHOLDERS

         New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of Stockholders entitled to exercise a majority of the voting power of the corporation or by the written consent of such Stockholders, except as otherwise provided by law or by the Certificate of Incorporation.

Section 7.02  POWER OF DIRECTORS

         Subject to the right of Stockholders as provided in Section 7.01 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board.

                                     ARTICLE VIII

                                 EMERGENCY PROVISIONS

Section 8.01  GENERAL

         The provisions of this Article shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of the Board or Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot be convened. Said provisions in such event shall override all other Bylaws of the corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article. No officer, director or employee acting in accordance with any provision of this Article shall be liable except for willful misconduct.

Section 8.02  UNAVAILABLE DIRECTORS

         All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 8.03  AUTHORIZED NUMBER OF DIRECTORS

         The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to
Section 8.02, or the minimum number required by law, whichever number is greater.

                                         15.

Section 8.04  QUORUM

         The number of directors necessary to constitute a quorum shall be one-third (1/3) of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 8.05  CREATION OF EMERGENCY COMMITTEE

         In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 8.02 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 8.06  CONSTITUTION OF EMERGENCY COMMITTEE

         The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 8.02, provided that such remaining directors are not less than three (3) in number. In the event such remaining directors are less than three (3) in number, the emergency committee shall consist of three (3) persons, who shall be the remaining director or directors and either one (1) or two (2) officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three (3) most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three (3) persons designated in writing by the Stockholder owning the largest number of shares of record as of the date of the last record date.

Section 8.07  POWERS OF EMERGENCY COMMITTEE

         The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8.08  DIRECTORS BECOMING AVAILABLE

         Any person who has ceased to be a director pursuant to the provisions of Section 8.02 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 8.09  ELECTION OF BOARD

         The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a Board, and upon such election all the powers and authorities of the emergency committee shall cease.

                                         16.

Section 8.10  TERMINATION OF EMERGENCY COMMITTEE

         In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 8.02 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.